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Ford Reports Third-Quarter 2026 Financial Results

- Third-quarter revenue of $49.5 billion; net income of $2 billion; adjusted EBIT of $2.7 billion
- Operating cash flow of $5.4 billion; adjusted free cash flow of $4.7 billion
- Company declares fourth-quarter regular dividend of 15 cents per share, payable on Dec. 1 to shareholders of record on Nov. 10
- Company raises low end of full-year adjusted EBIT guidance to between $10.5 billion and $11 billion (from $10 billion to $11 billion); adjusted free cash flow guidance remains $6 billion to $7 billion

DEARBORN, Mich., Oct. 28, 2026 – Ford Motor Company (NYSE: F) today announced its third-quarter 2026 financial results.

"Ford delivered a strong quarter as we're entering a defining phase of the company's transformation with the launch of our Universal Electric Vehicle platform, Ford Energy, an all-new F-150 and a new lineup of vehicles around the world over the next few years," said Jim Farley, Ford president and CEO. "In addition, our cost actions and record growth in software services and parts demonstrate how we're growing beyond the vehicle sale and moving us toward an 8% adjusted EBIT margin by 2029."

Added Ford CFO Sherry House: "We are on track to deliver our full-year adjusted EBIT expectations, which include achieving our warranty and material cost reduction objectives and improving year-over-year profitability in Ford Model e. As we close the year and look ahead to 2027, we are intensely focused on driving efficiencies throughout our business – enabling us to better perform in the face of rising inflationary costs – and improving capital efficiency through smarter investments, higher utilization of existing assets and strategic partnerships."

Total Company Highlights

	Third Quarter			First Nine Months		
	2025	2026	Change	2025	2026	Change
Wholesale Units (000)	1,156	1,049	(9)%	3,312	3,023	(9)%
GAAP Financial Measures						
Cash Flows from Op. Activities ($B)	$ 7.4	$ 5.4	$ (2.0)	$ 17.4	$ 11.1	$ (6.3)
Revenue ($B)	50.5	49.5	(2)%	141.4	141.1	—%
Net Income / (Loss) ($B)	2.4	2.0	(0.4)	2.9	3.3	0.4
Net Income / (Loss) Margin (%)	4.8 %	4.1 %	(0.7) ppts	2.0 %	2.3 %	0.3 ppts
EPS (Diluted)	$ 0.60	$ 0.50	$ (0.10)	$ 0.72	$ 0.80	$ 0.08
Non-GAAP Financial Measures						
Company Adj. Free Cash Flow ($B)	$ 4.3	$ 4.7	$ 0.4	$ 5.7	$ 4.9	$ (0.8)
Company Adj. EBIT ($B)	2.6	2.7	0.1	5.7	8.6	2.9
Company Adj. EBIT Margin (%)	5.1 %	5.4 %	0.3 ppts	4.1 %	6.1 %	2.1 ppts
Adjusted EPS (Diluted)	$ 0.45	$ 0.49	$ 0.04	$ 0.96	$ 1.57	$ 0.61
Adjusted ROIC (Trailing Four Quarters)	10.1 %	13.3 %	3.2 ppts			

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The company posted **third-quarter revenue** of $49.5 billion. **Net income** for the quarter was $2 billion; **adjusted earnings before interest and taxes** was $2.7 billion.

Operating cash flow was $5.4 billion at the end of the quarter. **Adjusted free cash flow** was $4.7 billion. At the end of the quarter, Ford had $25.3 billion in **cash** and $46.4 billion in **liquidity**. The company also declared a **fourth-quarter regular dividend** of 15 cents per share, payable on Dec. 1 to shareholders of record on Nov. 10.

Business Segment Highlights

	Third Quarter			First Nine Months		
	2025	2026	Change	2025	2026	Change
Ford Blue Segment						
Wholesales (000)	733	657	(10)%	2,016	1,880	(7)%
Revenue ($B)	$ 28.0	$ 27.1	(3)%	$ 74.8	$ 77.0	3 %
EBIT ($M)	1,540	1,392	$ (148)	2,297	4,469	$ 2,172
EBIT Margin (%)	5.5 %	5.1 %	(0.4) ppts	3.1 %	5.8 %	2.7 ppts
Ford Model e Segment						
Wholesales (000)	50	34	(31)%	141	97	(31)%
Revenue ($B)	$ 1.8	$ 1.2	(31)%	$ 5.4	$ 3.5	(35)%
EBIT ($M)	(1,410)	(1,058)	$ 352	(3,588)	(2,754)	$ 834
EBIT Margin (%)	(79.1)%	(86.5)%	(7.4) ppts	(66.7)%	(79.1)%	(12.4) ppts
Ford Pro Segment						
Wholesales (000)	373	358	(4)%	1,154	1,046	(9)%
Revenue ($B)	$ 17.4	$ 17.8	2 %	$ 51.4	$ 50.3	(2)%
EBIT ($M)	1,985	1,665	$ (320)	5,612	5,068	$ (544)
EBIT Margin (%)	11.4 %	9.4 %	(2.1) ppts	10.9 %	10.1 %	(0.8) ppts

Ford Blue reported $1.4 billion in EBIT, down 10%, primarily reflecting lower volume due to product discontinuations, the impact of the Middle East conflict within the region and higher commodity costs, partially offset by favorable mix.

Ford Model e reported an EBIT loss of $1.1 billion, an improvement of 25% year over year, as the segment continues to optimize first-generation vehicles for profitability while investing in affordable, highly scalable electric vehicles built on the new UEV platform and ramping Ford Energy.

Ford Pro generated $1.7 billion in EBIT, down 16%, reflecting higher commodities and temporary launch costs associated with Super Duty production beginning at the Oakville Assembly Complex. These headwinds were partially offset by lower tariffs and favorable product mix.

Ford Credit reported earnings before taxes of $803 million, up 27% compared to a year ago. The results reflect favorable mark-to-market on derivatives, healthy financing margins and a supportive used vehicle pricing environment.

Full-Year 2026 Outlook

Reflecting confidence in its full-year trajectory and planned investment cadence, Ford now expects full-year adjusted EBIT between $10.5 billion and $11 billion. Adjusted free cash flow and capital expenditures expectations remain at $6 billion to $7 billion and $9.5 billion to $10.5 billion, respectively.

By segment, the company now expects Ford Blue EBIT of about $5.5 billion; Ford Pro EBIT of about $7 billion; Ford Model e losses of about $4 billion; and Ford Credit EBT of about $2.8 billion.

Company guidance does not include potential impacts of a significant escalation of the conflict in the Middle East or a material downturn in the U.S. economy, either or both of which could each have a substantial impact on industry demand.

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3 Company guidance assumes a U.S. SAAR of 16.5 million units; commodity headwinds approaching $2.5 billion year-over- year; U.S. industry pricing about 100 basis points higher year-over-year; and $1 billion in material and warranty cost reductions, excluding tariffs and Novelis. Conference Call Details At 5:00 p.m. ET today, Ford and Ford Credit management will hold a conference call to discuss these financial results. For the webcast, click here. It will be available for replay for approximately one week following the call at the same link. Analysts will be able to ask questions on the call. Registration beforehand is strongly recommended to expedite access to the call. # # # About Ford Motor Company Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities, and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services, including BlueCruise (ADAS) and security. The company offers freedom of choice through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough electric vehicles (“EVs”) along with embedded software that defines always-on digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, the company provides financial services through Ford Motor Credit Company. Ford employs about 170,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com. Contacts Media David Tovar 1.773.682.7954 dtovar9@ford.com Equity Investment Community Maria Ricciardone 1.248.510.9092 mariar@ford.com Fixed Income Investment Community Sean Moore 1.313.248.1587 smoor192@ford.com Shareholder Inquiries 1.800.555.5259 or 1.313.845.8540 stockinf@ford.com The following applies to the information throughout this release: • See tables later in this release for the nature and amount of special items and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). • Wholesale unit and production volumes include Ford and Lincoln brand vehicles produced and sold by Ford or our unconsolidated affiliates and Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliate. Revenue does not include vehicles produced and sold by our unconsolidated affiliates. Wholesales and revenue exclude transactions between the Ford Blue, Ford Model e and Ford Pro business segments. • Reported “cash” includes cash, cash equivalents, marketable securities and restricted cash (including cash held for sale), excluding Ford Credit’s cash, cash equivalents, marketable securities and restricted cash.

4 Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford’s long-term success depends on delivering the Ford+ plan, including improving cost competitiveness; • Ford’s products have been and could continue to be affected by defects that result in recall campaigns, increased warranty costs, or delays in new model launches, and the time it takes to improve the quality of our products and services and reduce the costs associated therewith could continue to have an adverse effect on our business; • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule and specifications, and a shortage of or inability to timely acquire key components or raw materials has previously disrupted and may, in the future, disrupt Ford’s operations; • Ford’s production, as well as Ford’s suppliers’ production, and/or the ability to deliver products to consumers could be disrupted by labor issues, public health issues, natural or man-made disasters, adverse effects of climate change, financial distress, production difficulties, capacity limitations, or other factors; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, commercial relationships, or business strategies or the benefits may take longer than expected to materialize; • Ford may not realize the anticipated benefits of restructuring actions and such actions may cause Ford to incur significant charges, disrupt our operations, or harm our reputation; • Failure to develop and deploy secure digital services that appeal to customers, retain existing subscribers, and grow our subscription rates could have a negative impact on Ford’s business; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract, develop, grow, support, and reward talent is critical to its success and competitiveness; • Operational information systems, security systems, products, and services could be affected by cybersecurity incidents, ransomware attacks, and other disruptions and impact Ford, Ford Credit, their suppliers, and dealers; • To facilitate access to the raw materials and other components necessary for the manufacture of electrified products, Ford has entered into and may, in the future, enter into multi-year commitments to raw material and other suppliers that subject Ford to risks associated with lower future demand for such items as well as costs that fluctuate and are difficult to accurately forecast; • With a global footprint and supply chain, Ford’s results and operations have been and could continue to be adversely affected by economic or geopolitical developments, including protectionist trade policies such as tariffs, or other events; • Ford’s new and existing products and digital, software, and physical services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and digital and software services industries, and Ford’s reputation may be harmed based on positions it takes or if it is unable to achieve the initiatives it has announced; • Ford may face increased price competition for its products and services, including pricing pressure resulting from industry excess capacity, currency fluctuations, competitive actions, legal and policy changes, or economic or other factors, particularly for electrified vehicles; • Inflationary pressure and fluctuations in commodity and energy prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • Industry sales volume can be volatile and could decline if there is a financial crisis, recession, public health emergency, or significant geopolitical event;

5 • The impact of government incentives on Ford’s business has been and could continue to be significant, and Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, asset portfolios, or other factors; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and OPEB plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit have experienced and could continue to experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans and facilities to respond to shifting consumer sentiment and competitive dynamics as a result of policy changes affecting, or otherwise to comply with safety, emissions, fuel economy, autonomous driving technology, environmental, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, data protection, data access, and artificial intelligence laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake, and expressly disclaim to the extent permitted by law, any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our subsequent Quarterly Reports on Form 10‑Q and Current Reports on Form 8-K.

6 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the periods ended September 30, 2025 2026 2025 2026 Third Quarter First Nine Months (unaudited) Revenues Company excluding Ford Credit $ 47,185 $ 46,082 $ 131,550 $ 130,792 Ford Credit 3,349 3,444 9,827 10,283 Total revenues 50,534 49,526 141,377 141,075 Costs and expenses Cost of sales 43,411 42,148 122,844 119,675 Selling, administrative, and other expenses 2,740 3,079 7,877 8,570 Ford Credit interest, operating, and other expenses 2,825 2,845 8,268 8,409 Total costs and expenses 48,976 48,072 138,989 136,654 Operating income/(loss) 1,558 1,454 2,388 4,421 Interest expense on Company debt excluding Ford Credit 321 385 906 1,092 Other income/(loss), net 560 922 1,633 2,144 Equity in net income/(loss) of affiliated companies 21 155 (135) (2,448) Income/(Loss) before income taxes 1,818 2,146 2,980 3,025 Provision for/(Benefit from) income taxes (630) 97 88 (253) Net income/(loss) 2,448 2,049 2,892 3,278 Less: Income/(Loss) attributable to noncontrolling interests 1 — 10 8 Net income/(loss) attributable to Ford Motor Company $ 2,447 $ 2,049 $ 2,882 $ 3,270 EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ 0.61 $ 0.51 $ 0.72 $ 0.82 Diluted income/(loss) 0.60 0.50 0.72 0.80 Weighted-average shares used in computation of earnings/(loss) per share Basic shares 3,983 3,990 3,977 3,989 Diluted shares 4,048 4,076 4,026 4,071

7 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2025 September 30, 2026 (unaudited) ASSETS Cash and cash equivalents $ 23,356 $ 22,275 Marketable securities 15,131 11,832 Ford Credit finance receivables, net of allowance for credit losses of $261 and $286 49,130 46,163 Trade and other receivables, less allowances of $108 and $111 15,398 19,456 Inventories 15,285 16,232 Other assets 5,187 5,319 Total current assets 123,487 121,277 Ford Credit finance receivables, net of allowance for credit losses of $650 and $698 61,449 59,702 Net investment in operating leases 28,540 29,520 Net property 37,288 41,546 Equity in net assets of affiliated companies 2,753 2,888 Deferred income taxes 21,953 23,134 Other assets 13,690 14,417 Total assets $ 289,160 $ 292,484 LIABILITIES Payables $ 25,809 $ 27,997 Other liabilities and deferred revenue 31,779 30,657 Debt payable within one year Company excluding Ford Credit 5,550 4,154 Ford Credit 51,752 49,159 Total current liabilities 114,890 111,967 Other liabilities and deferred revenue 30,902 32,044 Long-term debt Company excluding Ford Credit 16,369 19,535 Ford Credit 89,665 90,234 Deferred income taxes 1,354 1,744 Total liabilities 253,180 255,524 EQUITY Common Stock, par value $0.01 per share (4,159 million shares issued of 6 billion authorized) 41 42 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 23,922 24,088 Retained earnings 22,508 23,946 Accumulated other comprehensive income/(loss) (7,710) (8,115) Treasury stock (2,810) (3,039) Total equity attributable to Ford Motor Company 35,952 36,923 Equity attributable to noncontrolling interests 28 37 Total equity 35,980 36,960 Total liabilities and equity $ 289,160 $ 292,484

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended September 30, 2025 2026 First Nine Months (unaudited) Cash flows from operating activities Net income/(loss) $ 2,892 $ 3,278 Depreciation and tooling amortization 5,722 5,737 Other amortization (1,382) (1,294) Disposition of investment in BOSK non-cash charges — 2,930 Provision for credit and insurance losses 477 542 Pension and other postretirement employee benefits (“OPEB”) expense/(income) 277 (287) Equity method investment (earnings)/losses and impairments in excess of dividends received 312 (206) Foreign currency adjustments (2) (175) Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments (63) 19 Stock compensation 409 324 Provision for/(Benefit from) deferred income taxes (521) (825) Decrease/(Increase) in finance receivables (wholesale and other) 2,605 (977) Decrease/(Increase) in accounts receivable and other assets (3,677) (1,165) Decrease/(Increase) in inventory (705) (1,049) Increase/(Decrease) in accounts payable and accrued and other liabilities 10,631 3,921 Other 423 315 Net cash provided by/(used in) operating activities 17,398 11,088 Cash flows from investing activities Capital spending (6,031) (7,043) Acquisitions of finance receivables and operating leases (40,033) (38,728) Collections of finance receivables and operating leases 34,307 34,978 Purchases of marketable securities and other investments (7,205) (4,246) Sales and maturities of marketable securities and other investments 7,506 7,286 Settlements of derivatives (341) (4) Capital contributions to equity method investments (442) (35) Returns of capital from equity method investments 1,701 1 Other 150 (138) Net cash provided by/(used in) investing activities (10,388) (7,929) Cash flows from financing activities Cash payments for dividends and dividend equivalents (2,390) (1,804) Purchases of common stock — (311) Net changes in short-term debt (406) (1,197) Proceeds from issuance of long-term debt 36,979 37,994 Payments of long-term debt (37,541) (38,635) Other (200) (241) Net cash provided by/(used in) financing activities (3,558) (4,194) Effect of exchange rate changes on cash, cash equivalents, and restricted cash 442 (152) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 3,894 $ (1,187) Cash, cash equivalents, and restricted cash at beginning of period $ 23,190 $ 23,750 Net increase/(decrease) in cash, cash equivalents, and restricted cash 3,894 (1,187) Cash, cash equivalents, and restricted cash at end of period $ 27,084 $ 22,563

SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Ford Blue, Ford Model e, and Ford Pro reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Income Statement Information. The following table provides supplemental income statement information (in millions):

	For the period ended September 30, 2026		
	Third Quarter		
	Company excluding Ford Credit	Ford Credit	Consolidated
Revenues	$ 46,082	$ 3,444	$ 49,526
Total costs and expenses	45,227	2,845	48,072
Operating income/(loss)	855	599	1,454
Interest expense on Company debt excluding Ford Credit	385	—	385
Other income/(loss), net	731	191	922
Equity in net income/(loss) of affiliated companies	142	13	155
Income/(Loss) before income taxes	1,343	803	2,146
Provision for/(Benefit from) income taxes	(18)	115	97
Net income/(loss)	1,361	688	2,049
Less: Income/(Loss) attributable to noncontrolling interests	—	—	—
Net income/(loss) attributable to Ford Motor Company	$ 1,361	$ 688	$ 2,049

	For the period ended September 30, 2026		
	First Nine Months		
	Company excluding Ford Credit	Ford Credit	Consolidated
Revenues	$ 130,792	$ 10,283	$ 141,075
Total costs and expenses	128,245	8,409	136,654
Operating income/(loss)	2,547	1,874	4,421
Interest expense on Company debt excluding Ford Credit	1,092	—	1,092
Other income/(loss), net	1,715	429	2,144
Equity in net income/(loss) of affiliated companies	(2,488)	40	(2,448)
Income/(Loss) before income taxes	682	2,343	3,025
Provision for/(Benefit from) income taxes	(158)	(95)	(253)
Net income/(loss)	840	2,438	3,278
Less: Income/(Loss) attributable to noncontrolling interests	8	—	8
Net income/(loss) attributable to Ford Motor Company	$ 832	$ 2,438	$ 3,270

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10 Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions): September 30, 2026 Assets Company excluding Ford Credit Ford Credit Eliminations Consolidated Cash and cash equivalents $ 14,024 $ 8,251 $ — $ 22,275 Marketable securities 11,064 768 — 11,832 Ford Credit finance receivables, net — 46,163 — 46,163 Trade and other receivables, net 8,586 10,870 — 19,456 Inventories 16,232 — — 16,232 Other assets 3,866 1,453 — 5,319 Receivable from other segments 864 1,988 (2,852) — Total current assets 54,636 69,493 (2,852) 121,277 Ford Credit finance receivables, net — 59,702 — 59,702 Net investment in operating leases 1,483 28,037 — 29,520 Net property 41,192 354 — 41,546 Equity in net assets of affiliated companies 2,737 151 — 2,888 Deferred income taxes 22,113 1,035 (14) 23,134 Other assets 12,382 2,035 — 14,417 Receivable from other segments 52 — (52) — Total assets $ 134,595 $ 160,807 $ (2,918) $ 292,484 Liabilities Payables $ 27,046 $ 951 $ — $ 27,997 Other liabilities and deferred revenue 27,919 2,738 — 30,657 Debt payable within one year 4,154 49,159 — 53,313 Payable to other segments 2,852 — (2,852) — Total current liabilities 61,971 52,848 (2,852) 111,967 Other liabilities and deferred revenue 29,818 2,226 — 32,044 Long-term debt 19,535 90,234 — 109,769 Deferred income taxes 848 910 (14) 1,744 Payable to other segments — 52 (52) — Total liabilities $ 112,172 $ 146,270 $ (2,918) $ 255,524

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the period ended September 30, 2026			
	First Nine Months			
Cash flows from operating activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Net income/(loss)	$ 840	$ 2,438	$ —	$ 3,278
Depreciation and tooling amortization	3,564	2,173	—	5,737
Other amortization	54	(1,348)	—	(1,294)
Disposition of investment in BOSK non-cash charges	2,930	—	—	2,930
Provision for credit and insurance losses	(4)	546	—	542
Pension and OPEB expense/(income)	(287)	—	—	(287)
Equity method investment (earnings)/losses and impairments in excess of dividends received	(183)	(23)	—	(206)
Foreign currency adjustments	(182)	7	—	(175)
Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments	(10)	29	—	19
Stock compensation	312	12	—	324
Provision for/(Benefit from) deferred income taxes	(567)	(258)	—	(825)
Decrease/(Increase) in finance receivables (wholesale and other)	—	(977)	—	(977)
Decrease/(Increase) in intersegment receivables/payables	(453)	453	—	—
Decrease/(Increase) in accounts receivable and other assets	(913)	(252)	—	(1,165)
Decrease/(Increase) in inventory	(1,049)	—	—	(1,049)
Increase/(Decrease) in accounts payable and accrued and other liabilities	3,917	4	—	3,921
Other	545	(230)	—	315
Interest supplements and residual value support to Ford Credit	(2,619)	2,619	—	—
Net cash provided by/(used in) operating activities	$ 5,895	$ 5,193	$ —	$ 11,088
Cash flows from investing activities				
Capital spending	$ (6,973)	$ (70)	$ —	$ (7,043)
Acquisitions of finance receivables and operating leases	—	(38,728)	—	(38,728)
Collections of finance receivables and operating leases	—	34,978	—	34,978
Purchases of marketable securities and other investments	(3,994)	(252)	—	(4,246)
Sales and maturities of marketable securities and other investments	7,051	235	—	7,286
Settlements of derivatives	157	(161)	—	(4)
Capital contributions to equity method investments	(35)	—	—	(35)
Returns of capital from equity method investments	1	—	—	1
Other	(138)	—	—	(138)
Investing activity (to)/from other segments	2,625	—	(2,625)	—
Net cash provided by/(used in) investing activities	$ (1,306)	$ (3,998)	$ (2,625)	$ (7,929)
Cash flows from financing activities				
Cash payments for dividends and dividend equivalents	$ (1,804)	$ —	$ —	$ (1,804)
Purchases of common stock	(311)	—	—	(311)
Net changes in short-term debt	159	(1,356)	—	(1,197)
Proceeds from issuance of long-term debt	1	37,993	—	37,994
Payments of long-term debt	(2,563)	(36,072)	—	(38,635)
Other	(155)	(86)	—	(241)
Financing activity to/(from) other segments	—	(2,625)	2,625	—
Net cash provided by/(used in) financing activities	$ (4,673)	$ (2,146)	$ 2,625	$ (4,194)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ (81)	$ (71)	$ —	$ (152)

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12 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying operating results and trends, and a means to compare our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excluding Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Our management excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel expenses, supplier- and dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not generally consider to be indicative of earnings from ongoing operating activities. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of earnings from ongoing operating activities. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Company excluding Ford Credit capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, restructuring actions, and other items that are considered operating cash flows under U.S. GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. Adjusted Return on Invested Capital (“Adjusted ROIC”) provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excluding Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excluding Ford Credit Debt), and net pension / OPEB liability. When we provide guidance for adjusted EBIT, adjusted earnings / (loss) per share, and adjusted effective tax rate, we do not provide guidance for their respective most comparable GAAP measures as those GAAP measures will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including gains and losses on pension and OPEB remeasurement, and other items that are difficult to quantify. When we provide guidance for Company adjusted free cash flow, we do not provide guidance for its most comparable GAAP measure (net cash provided by / (used in) operating activities) as the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. Note: Calculated results may not sum due to rounding

13 Net Income / (Loss) Reconciliation to Adjusted EBIT ($M) Third Quarter First Nine Months Memo: 2025 2026 2025 2026 FY 2025 Net income/(loss) attributable to Ford (GAAP) $ 2,447 $ 2,049 $ 2,882 $ 3,270 $ (8,182) Income/(Loss) attributable to noncontrolling interests 1 — 10 8 20 Net income/(loss) $ 2,448 $ 2,049 $ 2,892 $ 3,278 $ (8,162) Less: (Provision for)/Benefit from income taxes 630 (97) (88) 253 3,668 Income/(Loss) before income taxes $ 1,818 $ 2,146 $ 2,980 $ 3,025 $ (11,830) Less: Special items pre-tax (447) (127) (1,859) (4,532) (17,356) Income/(Loss) before special items pre-tax $ 2,265 $ 2,273 $ 4,839 $ 7,557 $ 5,526 Less: Interest on debt (321) (385) (906) (1,092) (1,254) Adjusted EBIT (Non-GAAP) $ 2,586 $ 2,658 $ 5,745 $ 8,649 $ 6,780 Memo: Revenue ($B) $ 50.5 $ 49.5 $ 141.4 $ 141.1 $ 187.3 Net income/(loss) margin (GAAP) (%) 4.8% 4.1% 2.0% 2.3% (4.4) % Adjusted EBIT margin (Non-GAAP) (%) 5.1% 5.4% 4.1% 6.1% 3.6 % Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share Third Quarter First Nine Months 2025 2026 2025 2026 Diluted After-Tax Results ($M) Diluted after-tax results (GAAP) $ 2,447 $ 2,049 $ 2,882 $ 3,270 Less: Impact of pre-tax and tax special items 627 71 (989) (3,106) Adjusted net income/(loss) – diluted (Non-GAAP) $ 1,820 $ 1,978 $ 3,871 $ 6,376 Basic and Diluted Shares (M) Basic shares (average shares outstanding) 3,983 3,990 3,977 3,989 Net dilutive options, unvested restricted stock units, and unvested restricted stock shares 65 86 49 82 Diluted shares 4,048 4,076 4,026 4,071 Earnings/(Loss) per share – diluted (GAAP) $ 0.60 $ 0.50 $ 0.72 $ 0.80 Less: Net impact of adjustments 0.15 0.01 (0.24) (0.77) Adjusted earnings/(loss) per share – diluted (Non-GAAP) $ 0.45 $ 0.49 $ 0.96 $ 1.57

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2026 Q3	2026 First Nine Months	Memo: FY 2025
Pre-Tax Results ($M)			
Income/(Loss) before income taxes (GAAP)	$ 2,146	$ 3,025	$ (11,830)
Less: Impact of special items	(127)	(4,532)	(17,356)
Adjusted earnings before taxes (Non-GAAP)	$ 2,273	$ 7,557	$ 5,526
Taxes ($M)			
(Provision for)/Benefit from income taxes (GAAP)	$ (97)	$ 253	$ 3,668
Less: Impact of special items	198	1,426	4,775
Adjusted (provision for)/benefit from income taxes (Non-GAAP)	$ (295)	$ (1,173)	$ (1,107)
Tax Rate (%)			
Effective tax rate (GAAP)	4.5 %	(8.4)%	31.0 %
Adjusted effective tax rate (Non-GAAP)	13.0 %	15.5 %	20.0 %

Net Cash Provided by / (Used in) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	2025 Q1	2025 Q2	2025 Q3	2025 Q4	2026 Q1	2026 Q2	2026 Q3	First Nine Months 2025	First Nine Months 2026
Net cash provided by/(used in) operating activities (GAAP)	$ 3,679	$ 6,317	$ 7,402	$ 3,884	$ 1,316	$ 4,345	$ 5,427	$17,398	$11,088
Less: Items not included in company adjusted free cash flows									
Ford Credit operating cash flows	4,106	2,517	1,741	4,567	3,337	2,047	(191)	8,364	5,193
Funded pension contributions	(234)	(281)	(187)	(18)	(178)	(148)	(157)	(702)	(483)
Restructuring (including separations) (a)	(163)	(46)	(22)	(205)	(734)	(107)	(133)	(231)	(974)
Ford Credit tax payments/(refunds) under tax sharing agreement	—	—	—	—	33	—	—	—	33
Other, net (b)	(141)	(144)	(189)	(522)	(541)	(957)	(261)	(474)	(1,759)
Add: Items included in company adjusted free cash flows									
Company excluding Ford Credit capital spending	(1,790)	(2,054)	(2,099)	(2,751)	(2,357)	(2,357)	(2,259)	(5,943)	(6,973)
Ford Credit distributions	200	500	350	600	950	925	750	1,050	2,625
Settlement of derivatives	1	109	(1)	(55)	134	16	7	109	157
Company adjusted free cash flow (Non-GAAP)	$ (1,478)	$ 2,826	$ 4,309	$ (2,144)	$ (1,874)	$ 2,094	$ 4,667	$ 5,657	$ 4,887

a. Restructuring excludes cash flows reported in investing activities.
b. First nine months of 2026 primarily reflects cash payments related to the EV program cancellations previously announced in December 2025.

14

15 Adjusted ROIC ($B) Four Quarters Ending September 30, 2025 September 30, 2026 Adjusted Net Operating Profit/(Loss) After Cash Tax Net income/(loss) attributable to Ford $ 4.7 $ (7.8) Add: Noncontrolling interest — — Less: Income tax (0.6) 4.0 Add: Cash tax (0.6) (0.9) Less: Interest on debt (1.2) (1.4) Less: Total pension/OPEB income/(cost) 0.3 (0.5) Add: Pension/OPEB service costs (0.5) (0.4) Net operating profit/(loss) after cash tax $ 5.2 $ (11.1) Less: Special items (excl. pension/OPEB) pre-tax (2.0) (19.7) Adjusted net operating profit/(loss) after cash tax $ 7.2 $ 8.6 Invested Capital Equity $ 47.4 $ 37.0 Debt (excl. Ford Credit) 21.8 23.7 Net pension and OPEB liability 4.0 3.1 Invested capital (end of period) $ 73.2 $ 63.8 Average invested capital $ 70.9 $ 64.7 ROIC (a) 7.3% (17.2) % Adjusted ROIC (Non-GAAP) (b) 10.1% 13.3% __________ a. Calculated as the sum of net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters b. Calculated as the sum of adjusted net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

Special Items ($B)

	Third Quarter		First Nine Months	
	2025	2026	2025	2026
Restructuring (by Geography)				
Europe	$ (0.3)	$ (0.1)	$ (0.4)	$ (0.4)
Subtotal Restructuring	$ (0.3)	$ (0.1)	$ (0.4)	$ (0.4)
Other Items				
EV program cancellations announced in December 2025	$ —	$ (0.2)	$ —	$ (0.8)
BOSK JV disposition	—	(0.0)	—	(3.6)
All-electric three-row SUV program cancellation and resulting actions	(0.0)	(0.0)	(0.4)	—
Fuel injector field service action	(0.0)	—	(0.6)	—
Ford share of equity method investment's asset impairment / other	(0.1)	—	(0.3)	—
Ford share of BOSK's asset write-down / other	(0.0)	—	(0.2)	—
Legal Matter(s)	$ —	(0.2)	—	(0.2)
Subtotal Other Items	$ (0.1)	$ (0.3)	$ (1.4)	$ (4.5)
Pension and OPEB Gain/(Loss)				
Pension and OPEB remeasurement	$ —	$ 0.3	$ 0.0	$ 0.5
Pension settlements, curtailments, and separations costs	(0.0)	(0.0)	(0.0)	(0.1)
Subtotal Pension and OPEB Gain/(Loss)	$ (0.0)	$ 0.3	$ (0.0)	$ 0.4
Total EBIT Special Items	$ (0.4)	$ (0.1)	$ (1.9)	$ (4.5)

16

17 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the periods ended September 30, 2025 2026 2025 2026 Third Quarter First Nine Months (unaudited) Financing revenue Operating leases $ 1,245 $ 1,388 $ 3,552 $ 4,108 Retail financing 1,571 1,572 4,620 4,718 Dealer financing 642 557 1,972 1,635 Other financing 43 40 126 125 Total financing revenue 3,501 3,557 10,270 10,586 Depreciation on vehicles subject to operating leases (626) (738) (1,834) (2,123) Interest expense (1,802) (1,741) (5,351) (5,153) Net financing margin 1,073 1,078 3,085 3,310 Other revenue Insurance premiums earned 40 37 130 119 Fee based revenue and other 30 36 77 88 Total financing margin and other revenue 1,143 1,151 3,292 3,517 Expenses Operating expenses 463 372 1,259 1,101 Provision for credit losses 135 173 389 495 Insurance expenses 22 10 86 51 Total expenses 620 555 1,734 1,647 Other income/(loss), net 108 207 298 473 Income before income taxes 631 803 1,856 2,343 Provision for/(Benefit from) income taxes 65 115 323 (95) Net income $ 566 $ 688 $ 1,533 $ 2,438

18 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2025 September 30, 2026 (unaudited) ASSETS Cash and cash equivalents $ 9,270 $ 8,251 Marketable securities 784 768 Finance receivables, net Retail installment contracts, dealer financing, and other financing 111,039 109,701 Finance leases 8,757 8,400 Total finance receivables, net of allowance for credit losses of $911 and $984 119,796 118,101 Net investment in operating leases 26,502 28,037 Notes and accounts receivable from affiliated companies 984 703 Derivative financial instruments 1,528 1,264 Other assets 3,589 4,438 Total assets $ 162,453 $ 161,562 LIABILITIES Accounts payable (including to affiliated companies of $481 and $676) $ 1,445 $ 1,627 Debt 141,417 139,393 Deferred income taxes 660 910 Derivative financial instruments 947 1,870 Other liabilities and deferred revenue 3,180 3,224 Total liabilities 147,649 147,024 SHAREHOLDER’S INTEREST Shareholder’s interest 5,166 5,166 Accumulated other comprehensive income/(loss) (695) (774) Retained earnings 10,333 10,146 Total shareholder’s interest 14,804 14,538 Total liabilities and shareholder’s interest $ 162,453 $ 161,562

19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended September 30, 2025 2026 First Nine Months (unaudited) Cash flows from operating activities Net income $ 1,533 $ 2,438 Provision for credit losses 389 495 Depreciation and amortization 2,350 2,672 Amortization of upfront interest supplements (1,932) (1,891) Net change in deferred income taxes 247 (258) Net change in other assets (136) (235) Net change in other liabilities 318 257 All other operating activities 130 (83) Net cash provided by/(used in) operating activities 2,899 3,395 Cash flows from investing activities Purchases of finance receivables (27,913) (27,495) Principal collections of finance receivables 30,282 30,360 Purchases of operating lease vehicles (10,282) (9,645) Proceeds from termination of operating lease vehicles 5,017 5,748 Net change in wholesale receivables and other short-duration receivables 2,635 (920) Purchases of marketable securities and other investments (313) (252) Proceeds from sales and maturities of marketable securities and other investments 292 235 Settlements of derivatives (450) (161) All other investing activities (88) (70) Net cash provided by/(used in) investing activities (820) (2,200) Cash flows from financing activities Proceeds from issuances of long-term debt 35,607 37,993 Payments of long-term debt (36,576) (36,072) Net change in short-term debt (716) (1,356) Cash distributions to parent (1,050) (2,625) All other financing activities (82) (86) Net cash provided by/(used in) financing activities (2,817) (2,146) Effect of exchange rate changes on cash, cash equivalents, and restricted cash 249 (71) Net increase/(decrease) in cash, cash equivalents and restricted cash $ (489) $ (1,022) Cash, cash equivalents, and restricted cash at beginning of period $ 9,360 $ 9,377 Net increase/(decrease) in cash, cash equivalents, and restricted cash (489) (1,022) Cash, cash equivalents, and restricted cash at end of period $ 8,871 $ 8,355